Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “First Supplemental Indenture”), dated as of December 4, 2012 among Saratoga Resources Inc. (the “Company”), each of the guarantors party hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), to the Indenture (the “Base Indenture” and, together with this First Supplement Indenture, the “Indenture”), dated as of July 12, 2011, among the Company, the Guarantors and the Trustee.  Capitalized terms used in this First Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

W I T N E S S E T H

WHEREAS, the Company, Guarantors and Trustee have heretofore executed and delivered the Base Indenture which provided for the issuance by the Company of the $127.5 million aggregate principal amount 12½% Senior Secured Notes due 2016 (the “Initial Notes”) and Additional Notes upon the terms set forth therein;

WHEREAS, the Base Indenture provides that the Company may, subject to compliance with Section 4.09 of the Base Indenture, issue Additional Notes in an unlimited amount under the Base Indenture;

WHEREAS, the Company desires to issue $25,000,000 aggregate principal amount of its 12½% Senior Secured Notes due 2016 as Additional Notes (the “New Notes”) in reliance upon, and in compliance with, Section 4.09 of the Base Indenture, and the Guarantors desire to provide Guarantees for such New Notes;

WHEREAS, Section 9.01(a)(7) of the Indenture provides that the Indenture may be amended or supplemented from time to time without the consent of the Holders to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture;

WHEREAS, Section 9.01(a)(4) of the Indenture provides that the Indenture may be amended or supplemented from time to time without the consent of the Holders to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

WHEREAS, all things necessary to make the New Notes and related Guarantees thereof by the Guarantors, when executed by the Company or Guarantor, as applicable, and authenticated and delivered by the Trustee and issued upon the terms and subject to the conditions set forth herein and in the Indenture against payment therefor, the valid, binding and legal obligations of the Company and the Guarantors, as applicable, and to make this First Supplemental Indenture a valid, binding and legal agreement of the Company and the Guarantors, have been done;

WHEREAS, the Company and the Guarantors have been authorized by a resolution of their respective Board of Directors or similar governing body, as applicable, to enter into this First Supplemental Indenture; and

WHEREAS, it is provided in Section 9.03 of the Indenture that a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Holder of the Initial Notes and/or Additional Notes;

NOW, THEREFORE, the parties hereto agree as follows:

I.

RULES OF INTERPRETATION

The rules of interpretation set forth in the Base Indenture shall be applied here as if set forth in full herein.

II.

PROPOSED AMENDMENT

The address of counsel to the Issuer and Guarantors set forth in Section 13.01 of the Indenture shall be amended to restate such address in its entirety as follows:

Adams and Reese LLP

Regions Harbert Plaza

1901 Sixth Avenue North, Suite 3000

Birmingham, AL 35203

Attention:  David Bowsher

Facsimile No.: 205-488-8087

III.

AUTHORIZATION AND ISSUANCE OF NEW NOTES

Pursuant to Sections 2.02 and 4.09 of the Base Indenture, the Company hereby issues $25,000,000 aggregate principal amount of the New Notes under this First Supplemental Indenture, which will have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price and the CUSIP number for the New Notes issued pursuant to Regulation S (from the date hereof until the date that is 40 days from the issue date of the New Notes).  In accordance with the Indenture, the Initial Notes and the New Notes issued will be treated as a single class for all purposes under the Base Indenture and this First Supplemental Indenture.  The Form of New Notes is attached hereto as Exhibit A.

IV.

MISCELLANEOUS

A.

Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

B.

Continuing Agreement.

Except as herein amended, all terms, provisions and conditions of the Base Indenture, all Exhibits thereto and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their terms.

C.

Waiver.

The execution, delivery and effectiveness of this First Supplemental Indenture shall not operate or be construed as a waiver or forbearance with respect to Defaults or Events of Default under the Base Indenture or the Notes, if any, which may now or hereafter exist or the waiver of any right, power or remedy which the Holders or the Trustee may have with respect thereto under the Base Indenture, the Notes or applicable law.  Any and all rights which may now or hereafter exist in favor of Holders or the Trustee under the Base Indenture, the Notes or applicable law are reserved for the Holders and the Trustee, respectively.

2

D.

Conflicts.

In the event of a conflict between the terms and conditions of the Base Indenture and the terms and conditions of this First Supplemental Indenture, then the terms and conditions of this First Supplemental Indenture shall prevail.

E.

Counterpart Originals.

The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

F.

Headings, Etc.

The headings of the Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

G.

Trustee’s Disclaimer.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

H.

Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

3

IN WITNESS WHEREOF, the parties have executed this First Supplemental Indenture as of the date first written above.

SARATOGA RESOURCES, INC.

By:	/s/ Thomas F. Cooke
Name: Thomas F. Cooke
Title: Chief Executive Officer

GUARANTORS:

HARVEST OIL & GAS, LLC

By:	/s/ Thomas F. Cooke
Name: Thomas F. Cooke
Title: Operating Manager

THE HARVEST GROUP LLC

By:	/s/ Thomas F. Cooke
Name: Thomas F. Cooke
Title: Operating Manager

LOBO RESOURCES, INC.

By:	/s/ Thomas F. Cooke
Name: Thomas F. Cooke
Title: President

LOBO OPERATING, INC.

By:	/s/ Thomas F. Cooke
Name: Thomas F. Cooke
Title: President

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

Exhibit A

See attached

12½% SENIOR SECURED NOTE DUE 2016

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR THE INITIAL PURCHASER’S OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY FOR THIS NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: 7500 SAN FELIPE, SUITE 675, HOUSTON, TEXAS 77063, ATTENTION: CHIEF FINANCIAL OFFICER.

(Face of Note)

CUSIP – 803521 AG8

ISIN – US803521AG82

12½% Senior Secured Notes due 2016

No. A-2	$25,000,000

SARATOGA RESOURCES, INC.

promises to pay to CEDE & CO. or registered assigns,

the principal sum of $25,000,000 on July 1, 2016.

Interest Payment Dates: January 1 and July 1, commencing January 1, 2013

Record Dates:  December 15 and June 15

Dated:  December 4, 2012

SARATOGA RESOURCES, INC.

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

By:  __________________________________

Authorized Signatory

(Back of Note)

12½% Senior Secured Notes due 2016

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)

INTEREST.  Saratoga Resources, Inc., a Texas corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 12½% per annum from July 1, 2012 until maturity and shall pay Additional Interest, if any, as provided in Section 5 of the Registration Rights Agreement.  The Issuer will pay interest semi-annually in arrears on January 1 and July 1 of each year, commencing on January 1, 2013, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 1, 2012; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be January 1, 2013. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)

METHOD OF PAYMENT.  The Issuer will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates provided herein.  Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

(3)

PAYING AGENT AND REGISTRAR.  Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer or any of its Subsidiaries may act in any such capacity.

(4)

INDENTURE.  The Issuer issued the Notes under an Indenture dated as of July 12, 2011, among The Issuer, the Guarantors and the Trustee, as supplemented by the First Supplemental Indenture, dated December 4, 2012, among the Issuer, the Guarantors and the Trustee (collectively, the “Indenture”).  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are secured obligations of the Issuer as provided in the Indenture and the Security Documents.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)

Optional Redemption.

(a)

Except as described below, the Notes will not be redeemable at the Issuer’s option prior to January 1, 2014.

(b)

At any time on or prior to January 1, 2014, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes issued under this Indenture), upon not less than 30 nor more than 60 days’ notice, at a redemption price of 112.500% of the aggregate principal amount of the Notes, to be redeemed plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the redemption date using the net cash proceeds of one or more Equity Offerings by the Issuer, provided that:

(a)

at least 65% of the aggregate principal amount of Notes originally issued under this Indenture remains outstanding immediately after the occurrence of such redemption; and

(b)

the redemption occurs within 60 days of the date of the closing of such Equity Offering.

(c)

During any twelve-month period commencing on July 12, 2011 and ending on or prior to January 1, 2014, the Issuer may redeem up to 10% of the aggregate principal amount of the Notes upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address (or transferred otherwise in accordance with the applicable procedures of DTC) at a redemption price equal to 106.250% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

(d)

At any time prior to January 1, 2014, the Notes may be redeemed in whole or in part at the option of the Issuer upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address (or transmitted otherwise in accordance with the applicable procedures of DTC), with a copy to the Trustee, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the interest payment date).

(e)

On or after January 1, 2014, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice mailed by first-class mail to each Holder’s registered address (or transmitted otherwise in accordance with the applicable procedures of DTC), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the period set forth below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

For the period below	Percentage
On or after January 1, 2014 to June 30, 2014	106.250%
On or after July 1, 2014 to December 31, 2014	104.688%
On or after January 1, 2015 to June 30, 2015	103.125%
On or after July 1, 2015 to December 31, 2015	101.563%
On or after January 1, 2016	100.000%

(f)

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(g)

Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

(h)

Except pursuant to the preceding Section 5(a), (b), (c) and (d), the Notes will not be redeemable at the Issuer’s option prior to their final maturity.

(6)

MANDATORY REDEMPTION.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.  The Issuer may at any time and from time to time purchase the Notes in the open market or otherwise if such purchase complies with the then applicable agreements of the Issuer, including this Indenture.

(7)

REPURCHASE AT THE OPTION OF HOLDER.

(a)

Upon the occurrence of a Change of Control, the Issuer will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of settlement (the “Change of Control Payment Date”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes as of the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

(b)

If the Issuer or a Restricted Subsidiary of the Issuer consummates any Asset Sales, within 30 days after the Asset Sale, if the aggregate amount of Excess Proceeds then exceeds $5.0 million, the Issuer will make an Asset Sale Offer to all Holders, and, at the Issuer’s option, all holders of Other Pari Passu Obligations, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and, if applicable, Other Pari Passu Obligations tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such Other Pari Passu Obligations to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(8)

NOTICE OF REDEMPTION.  Notice of redemption will be mailed at least 30 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. Notice of redemption may be conditional under the terms set forth in the Indenture.

(9)

DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)

PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(11)

AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture or the Notes or Guarantees may be amended or supplemented as specified in the Indenture.

(12)

DEFAULTS AND REMEDIES.  Events of Default are specified in the Indenture.  In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, with respect to the Issuer, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold notice of any continuing Default or Event of Default from Holders if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, interest or premium, if any, on, the Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

(13)

TRUSTEE DEALINGS WITH THE ISSUER.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

(14)

NO RECOURSE AGAINST OTHERS.  A director, Officer, employee, incorporator or stockholder of the Issuer or any of the Guarantors, as such, will not have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees, or the Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(15)

AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)

ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)

CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18)

GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES.

(19)

ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES.  In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of December 4, 2012, among the Issuer, the Guarantors and the Initial Purchaser or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuer, the Guarantors and the other parties thereto, relating to rights given by Issuer and the Guarantors to the purchasers of any Additional Notes.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Saratoga Resources, Inc.

7500 San Felipe, Suite 675

Houston, Texas 77063

Attention:  Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________________________________to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:  _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

*

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10                                                             ☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:  _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:  _________________________

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount Of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized Officer of Trustee or Custodian

*

This schedule should be included only if the Note is issued in global form.